SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                      ______________________________


                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                               May 25, 1994
                       ----------------------------
                              Date of Report
                     (Date of earliest event reported)


                       LIN BROADCASTING CORPORATION
      ---------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


   Delaware                  0-2481            62-0673800
- - ----------------     --------------------    ---------------
(State or other      (Commission File No.)    I.R.S. Employer
jurisdiction of                              Identification No.)
 incorporation)


                            5295 Carillon Point
                        Kirkland, Washington  98033
      ---------------------------------------------------------------
       (Address of principal executive offices, including zip code)



                              (206) 828-1902
      ---------------------------------------------------------------
           (Registrant's telephone number, including area code)
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Item 5.   Other Events.

     On June 8, 1994, LIN Broadcasting Corporation (the "Company") announced that it intends to distribute the common stock of its indirect subsidiary, LIN Television Corporation ("LIN Television"), to the Company's stockholders on a tax-free basis pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "Distribution"). The Company also announced that the Company and LIN Television entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Cook Inlet Communications, Inc., an Alaska corporation, and Cook Inlet Communications Corp., a Delaware corporation ("CICC"), pursuant to which LIN Television would acquire substantially all the assets and assume certain liabilities of WTNH-TV, Hartford-New Haven, Connecticut ("WTNH-TV") from CICC in exchange for $120,170,000 in cash, subject to adjustment as set forth in the Asset Purchase Agreement, and approximately 11.5% of the common stock of LIN Television (the "Acquisition" and, together with the Distribution, the "Transaction").

     As a result of the Transaction, approximately 42.1% of LIN Television's shares will be publicly traded; approximately 11.5% will be owned by CICC; and approximately 46.4% will be owned by McCaw Cellular Communications, Inc., a Delaware corporation ("McCaw"). LIN Television intends to apply for listing of its shares on the Nasdaq National Market. The closing of the Transaction is expected to occur by year-end. The record date for the Distribution will be announced at a later date.

     Following the Transaction, LIN Television will own WTNH-TV, an American Broadcasting Companies ("ABC") affiliate, in addition to KXAS-TV, a National Broadcasting Company ("NBC") affiliate in Dallas-Fort Worth, Texas; WISH-TV, a Columbia Broadcasting System ("CBS") affiliate in Indianapolis, Indiana; WAVY-TV, an NBC affiliate in Hampton Roads-Norfolk, Virginia; KXAN-TV, an NBC affiliate in Austin, Texas; WAND-TV, an ABC affiliate in Decatur-Champaign-Springfield-Danville, Illinois; and WANE-TV, a CBS affiliate in Fort Wayne, Indiana. The Company will retain ownership of WOOD-TV, an NBC affiliate in Grand Rapids-Kalamazoo-Battle Creek, Michigan, in addition to its cellular business.

     The Transaction is subject to approval by the Federal Communications Commission and to obtaining a private letter ruling from the Internal Revenue Service to the effect that neither the Company nor any of its stockholders will be required to recognize gain or loss, or include any amount in income, as a
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result of the Distribution.  The Transaction is also subject to other conditions, including the filing by both the Company and CICC of notifications, and the expiration of the applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     LIN Television also expects to enter into a Television Private Market Value Guarantee with McCaw (the "Television Guarantee") at the time of the Distribution, providing that three of LIN Television's directors shall be independent directors initially designated by the Company's independent directors. Pursuant to the Television Guarantee, McCaw would agree to certain continuing protections for the stockholders of LIN Television (other than McCaw and its affiliates) and would be required either to commence a specified process for acquiring all publicly held shares of LIN Television on January 1, 1998, or put the entire company up for sale under the direction of the independent directors of LIN Television. The Asset Purchase Agreement also provides that LIN Television will enter into a Registration Rights Agreement with CICC (the "Registration Rights Agreement") and a Stockholders Agreement with McCaw and CICC (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, McCaw and CICC will agree to vote their shares of Common Stock and take all action necessary to cause LIN Television's board of directors to consist of ten members, six of whom shall be designated by McCaw, one of whom shall be designated by CICC and three of whom shall be independent directors under the Television Guarantee. LIN Television also expects to refinance its existing credit facility to fund the Acquisition and provide working capital for its operations.

     The Company also entered into a first amendment dated
June 7, 1994 (the "First Amendment") to that certain Private Market Value Guarantee, dated as of December 11, 1989, between the Company and McCaw. The First Amendment provides that the Transaction may be undertaken if the Company's independent directors determine in their good-faith judgment that both the Transaction and the consideration to be paid in the Acquisition are fair, from a financial point of view, to the Company's stockholders (other than McCaw and its affiliates). The independent directors have made such determination and the LIN Board, including the independent directors, has approved the Acquisition and approved in principle the Distribution.

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     The foregoing descriptions are qualified in their entirety by reference to the full text of the Asset Purchase Agreement, the Registration Rights Agreement, the Stockholders Agreement and the First Amendment, which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 99.1, respectively, and are incorporated herein by reference.

     Separately, on May 31, 1994, the Company completed the acquisition of an additional 5.2% indirect interest in the New York City cellular licensee for approximately $145 million cash, bringing the Company's total interests in the New York licensee to 98.3%. On May 25, 1994, the Company completed the acquisition of 100% of the Connecticut-1 RSA near the New York market for approximately $30 million cash. The Company utilized additional borrowings under its existing cellular bank credit facility to fund these acquisitions.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (b)  Pro Forma Financial Information

     It is impracticable to provide the pro forma financial information required hereunder at the present time. Such information shall be filed within 60 days from the date of this filing.

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     (c)  Exhibits

Exhibit Number      Description

2.1                 Asset Purchase Agreement, dated as of June 7,
                    1994, among LIN Broadcasting Corporation, LIN
                    Television Corporation, Cook Inlet
                    Communications, Inc. and Cook Inlet
                    Communications Corp.

2.2                 Form of Registration Rights Agreement between
                    LIN Television Corporation and Cook Inlet
                    Communications Corp.

2.3                 Form of Stockholders Agreement among LIN
                    Television Corporation, McCaw Cellular
                    Communications, Inc. and Cook Inlet
                    Communications Corp.

99.1                First Amendment to Private Market Value
                    Guarantee, dated June 7, 1994, between McCaw
                    Cellular Communications, Inc. and LIN
                    Broadcasting Corporation

99.2                Press Release issued June 8, 1994

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                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              LIN BROADCASTING CORPORATION


                              By   DONALD GUTHRIE
                                   ---------------------------
                                   Donald Guthrie, Senior Vice
                                   President and Chief Financial
                                   Officer
Dated:  June 7, 1994

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                             INDEX TO EXHIBITS


Exhibit
Number         Description

2.1            Asset Purchase Agreement, dated as of June 7,
               1994, among LIN Broadcasting Corporation, LIN
               Television Corporation, Cook Inlet Communications,
               Inc. and Cook Inlet Communications Corp.

2.2            Form of Registration Rights Agreement between LIN
               Television Corporation and Cook Inlet
               Communications Corp.

2.3            Form of Stockholders Agreement among LIN
               Television Corporation, McCaw Cellular
               Communications, Inc. and Cook Inlet Communications
               Corp.

99.1 First Amendment to Private Market Value Guarantee, dated June 7, 1994, between McCaw Cellular
               Communications, Inc. and LIN Broadcasting
               Corporation

99.2           Press Release issued June 8, 1994